                                                                    EXHIBIT 23.3


              Consent of Independent Certified Public Accountants





We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 6, 1998, relating to the consolidated financial statements and schedules of Income Opportunity Realty Investors, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                /s/ BDO Seidman, LLP

                                BDO Seidman, LLP

Dallas, Texas

September 3, 1998